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                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)
                                March 10, 2000


                               EARTHCARE COMPANY

            (Exact name of registrant as specified in its charter)

   Delaware                              000-24685                 58-2335973
   ----------------------              ----------------          ------------
   (State or other jurisdiction of    (Commission File Number)  (IRS Employer
       incorporation)                                            Identification No.)

14901 Quorum Drive, Suite 200, Dallas, Texas           75240
--------------------------------------------           -----

(Address of principal executive offices)               (Zip Code)


                                (972) 858-6025

             (Registrant's telephone number, including area code)

                                Not applicable
         (Former name or former address, if changed since last report)
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Item 2.  Acquisition or Disposition of Assets

     On March 10, 2000, EarthCare Company (the "Company") acquired all of the outstanding stock of All County Resources Management Corporation ("All County"), a New Jersey corporation pursuant to a Stock Purchase Agreement, dated March 10, 2000.

     EarthCare paid $12.4 million for All County in a combination of cash and shares of common stock, $.0001 par value, of EarthCare. EarthCare funded the $7.8 million cash portion of the purchase price with borrowings under the Company's revolving credit facility with Bank of America, N.A. and BankBoston, N.A. and the proceeds from the sale of its 12% subordinated notes due February 28, 2008. In addition, the Company issued 598,686 shares of common stock with a value equal to $4.6 million to All County. The shares are subject to a lock-up agreement that extends for three years from the closing date.

All County provides collection, transportation, treatment and disposal services to nonhazardous liquid waste customers in Connecticut, Pennsylvania, New Jersey and New York. EarthCare currently intends to operate All County in substantially the same manner as it was operated prior to this transaction.

Item 7.    Financial Statements and Exhibits

       (a) Financial Statements of Business Acquired.

           None required.

       (b) Pro Forma Financial Information.

           None required.

       (c) Exhibits

           2.1 Stock Purchase Agreement, by and between EarthCare Company and All County Resource Management Corporation.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               EARTHCARE COMPANY
                                  (Registrant)



Date:   March 24, 2000         By:  /s/    Harry Habets
                                    -------------------------------

                                    Harry Habets
                                    President and Chief Operating Officer
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                                 EXHIBIT INDEX



EXHIBIT
NUMBER                       DESCRIPTION
-------                      ------
2.1                          Stock Purchase Agreement, by and between EarthCare
                             Company and All County Resource Management
                             Corporation.